EXHIBIT 4.2




                        THE SCHERING-PLOUGH PUERTO RICO
                      EMPLOYEES' RETIREMENT SAVINGS PLAN


               AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1995




                               TABLE OF CONTENTS
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                                                                       Page

ARTICLE I
     OBJECTIVES
          1.1  Restatement of the Plan  . . . . . . . . . . . . . . . .   1
          1.2  Objective  . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II
     DEFINITIONS
          2.1  Accounts . . . . . . . . . . . . . . . . . . . . . . . .   2
          2.2  Beneficiary  . . . . . . . . . . . . . . . . . . . . . .   2
          2.3  Code . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          2.4  Committee  . . . . . . . . . . . . . . . . . . . . . . .   2
          2.5  Company  . . . . . . . . . . . . . . . . . . . . . . . .   2
          2.6  Compensation . . . . . . . . . . . . . . . . . . . . . .   2
          2.7  Deferred Accounts  . . . . . . . . . . . . . . . . . . .   2
          2.8  Eligible Employee  . . . . . . . . . . . . . . . . . . .   3
          2.9  Employee . . . . . . . . . . . . . . . . . . . . . . . .   3
          2.10 Employer . . . . . . . . . . . . . . . . . . . . . . . .   3
          2.11 Entry Date . . . . . . . . . . . . . . . . . . . . . . .   3
          2.12 ERISA  . . . . . . . . . . . . . . . . . . . . . . . . .   4
          2.13 Highly Compensated Participant . . . . . . . . . . . . .   4
          2.14 ITA  . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          2.15 Leased Employee  . . . . . . . . . . . . . . . . . . . .   4
          2.16 Loan Account . . . . . . . . . . . . . . . . . . . . . .   4
          2.17 Non-Highly Compensated Participant . . . . . . . . . . .   4
          2.18 Normal Retirement Age  . . . . . . . . . . . . . . . . .   4
          2.19 Participant  . . . . . . . . . . . . . . . . . . . . . .   4
          2.20 Plan . . . . . . . . . . . . . . . . . . . . . . . . . .   5
          2.21 Plan Benefit . . . . . . . . . . . . . . . . . . . . . .   5
          2.22 Plan Year  . . . . . . . . . . . . . . . . . . . . . . .   5
          2.23 Profits  . . . . . . . . . . . . . . . . . . . . . . . .   5
          2.24 Retirement . . . . . . . . . . . . . . . . . . . . . . .   5
          2.25 Rollover Accounts  . . . . . . . . . . . . . . . . . . .   5
          2.26 Salary Deferrals . . . . . . . . . . . . . . . . . . . .   5
          2.27 Schering . . . . . . . . . . . . . . . . . . . . . . . .   5
          2.28 Termination Date . . . . . . . . . . . . . . . . . . . .   6

          2.29 Totally and Permanently Disabled . . . . . . . . . . . .   6
          2.30 Trust Agreement  . . . . . . . . . . . . . . . . . . . .   6
          2.31 Trust Fund . . . . . . . . . . . . . . . . . . . . . . .   6
          2.32 Trustee  . . . . . . . . . . . . . . . . . . . . . . . .   7
          2.33 Valuation Date . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE III
     ELIGIBILITY
          3.1  General  . . . . . . . . . . . . . . . . . . . . . . . .   8
          3.2  Leave of Absence . . . . . . . . . . . . . . . . . . . .   8
          3.3  Enrollment . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE IV
     SALARY DEFERRALS
          4.1  Salary Deferrals . . . . . . . . . . . . . . . . . . . .   9
          4.2  Selection and Change of Rate . . . . . . . . . . . . .    10
          4.3  Manner of Payment  . . . . . . . . . . . . . . . . . . .  11
          4.4  Deposit With Trustee . . . . . . . . . . . . . . . . . .  11
          4.5  Anti-Discrimination Limits for Salary Deferrals  . . . .  11
          4.6  Suspension . . . . . . . . . . . . . . . . . . . . . . .  14
          4.7  Termination  . . . . . . . . . . . . . . . . . . . . . .  14
          4.8  Return of Salary Deferrals . . . . . . . . . . . . . . .  14
          4.9  No Reversion of Employer Contributions . . . . . . . . .  15

ARTICLE V
     LOANS AND WITHDRAWALS
          5.1  Loans  . . . . . . . . . . . . . . . . . . . . . . . . .  16
          5.2  Limitations on Loans . . . . . . . . . . . . . . . . . .  16
          5.3  Repayment of Loan  . . . . . . . . . . . . . . . . . . .  17
          5.4  Loan Program . . . . . . . . . . . . . . . . . . . . . .  17
          5.5  Loans as Investment  . . . . . . . . . . . . . . . . . .  18
          5.6  Withdrawals of Salary Deferrals  . . . . . . . . . . . .  18
          5.7  Distributions deemed necessary to satisfy financial
               need (e.g., safe harbor distributions) . . . . . . . . .  20
          5.8  Payment of Withdrawals . . . . . . . . . . . . . . . . .  21
          5.9  Limitations on Withdrawals . . . . . . . . . . . . . . .  21
          5.10 Suspensions of Participant's Salary Deferrals  . . . . .  21
          5.11 Limitation on Maximum Amount of Salary Deferrals After
               a Hardship Withdrawal  . . . . . . . . . . . . . . . . .  21

ARTICLE VI
     ROLLOVERS
          6.1  Rollovers  . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE VII
     VESTING
          7.1  Vesting in Deferred Accounts . . . . . . . . . . . . . .  23

ARTICLE VIII
     AMOUNT AND DISTRIBUTION OF PLAN BENEFITS
          8.1  Amount of Plan Benefits  . . . . . . . . . . . . . . . .  24
          8.2  Time of Distribution:  General Rule  . . . . . . . . . .  24
          8.3  Time of Distribution:  Small Benefits Rule . . . . . . .  25
          8.4  Immediate Cash Distribution Election . . . . . . . . . .  25
          8.5  Irrevocable Election to Defer  . . . . . . . . . . . . .  25
          8.6  Form of Distribution . . . . . . . . . . . . . . . . . .  25
          8.7  Distributions Pursuant to the ITA and ERISA  . . . . . .  26

ARTICLE IX
     GENERAL PROVISIONS
          9.1  No Assignment of Property Rights . . . . . . . . . . . .  27
          9.2  No Employment Rights . . . . . . . . . . . . . . . . . .  27
          9.3  Beneficiary  . . . . . . . . . . . . . . . . . . . . . .  27

          9.4  Merger, Consolidation and Transfer of Assets or Liabil-
               ities  . . . . . . . . . . . . . . . . . . . . . . . . .  28
          9.5  Lost Participant or Beneficiary  . . . . . . . . . . . .  29
          9.6  Incapacity . . . . . . . . . . . . . . . . . . . . . . .  29
          9.7  Applicable Law . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE X
     THE TRUST FUND
          10.1 The Trust Fund . . . . . . . . . . . . . . . . . . . . .  30
          10.2 Investment Funds . . . . . . . . . . . . . . . . . . . .  30
          10.3 Participant's Accounts . . . . . . . . . . . . . . . . .  31
          10.4 Investment Elections . . . . . . . . . . . . . . . . . .  31
          10.5 Voting of Schering-Plough Common Stock . . . . . . . . .  32
          10.6 Benefit Payments . . . . . . . . . . . . . . . . . . . .  33

ARTICLE XI
     ADMINISTRATION AND OPERATION OF THE PLAN
          11.1 Plan Administration  . . . . . . . . . . . . . . . . . .  34
          11.2 The Committee  . . . . . . . . . . . . . . . . . . . . .  34
          11.3 Employment of Advisers . . . . . . . . . . . . . . . . .  35

ARTICLE XII
     CLAIMS PROCEDURE
          12.1 Applications for Benefits  . . . . . . . . . . . . . . .  36
          12.2 Denial of Applications . . . . . . . . . . . . . . . . .  36
          12.3 Requests for Review  . . . . . . . . . . . . . . . . . .  37
          12.4 Decisions on Review  . . . . . . . . . . . . . . . . . .  37
          12.5 Rules and Procedures . . . . . . . . . . . . . . . . . .  37
          12.6 Exhaustion of Administrative Remedies  . . . . . . . . .  38

ARTICLE XIII
     AMENDMENT AND TERMINATION
          13.1 Right to Amend or Terminate  . . . . . . . . . . . . . .  39
          13.2 Protection of Participants . . . . . . . . . . . . . . .  39
          13.3 Effect of Termination  . . . . . . . . . . . . . . . . .  39
          13.4 Allocation of Trust Fund Upon Termination  . . . . . . .  39
          13.5 Limitation on Obligations  . . . . . . . . . . . . . . .  40



                        THE SCHERING-PLOUGH PUERTO RICO
                      EMPLOYEES' RETIREMENT SAVINGS PLAN



                                   ARTICLE I
                                  OBJECTIVES

     1.1 RESTATEMENT OF THE PLAN. Schering-Plough Products, Inc. established, effective April 1, 1990 the Schering-Plough Puerto Rico Employees' Retirement Savings Plan (the "Plan") for the benefit of its employees and the employees of any affiliated corporation that adopts the Plan. The Plan was amended effective January 1, 1992 and is now being amended and restated effective January 1, 1995 to include new investment options for the Plan Participants and to reflect various changes in the administration of the Plan.

     1.2 OBJECTIVE. The Plan is intended to encourage retirement savings on the part of Eligible Employees of Schering-Plough Products, Inc. and any of its affiliated companies that adopts the Plan and to afford additional financial security for such employees both before and after their retirement and, in the event of their death, for their Beneficiaries.

          It is intended that the Plan qualify under Section 165(a) and (e) of the Puerto Rico Income Tax Act of 1954, as amended (the "ITA"), and that the trust forming a part thereof is intended to be exempt from taxation under ITA
Section 165(a) and, pursuant to Section 1022(i)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA"), under Section 501(a) of the Internal Revenue Code of 1986.

                                  ARTICLE II
                                  DEFINITIONS

     2.1 "ACCOUNTS" means a Participant's Deferred Accounts, Rollover Accounts and Loan Account.

     2.2 "BENEFICIARY" means the person or persons, determined under section 9.3, who are to receive the Participant's Plan Benefit in the event of his or her death prior to the complete distribution thereof.

     2.3 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     2.4 "COMMITTEE" means the Schering-Plough Puerto Rico Employees' Retirement Savings Plan Committee.

     2.5  "COMPANY" means Schering-Plough Products, Inc.

     2.6 "COMPENSATION" means the sum of an Eligible Employees' base pay, commissions, paid cash bonuses, overtime, and shift differential, plus amounts contributed to the Plan as Salary Deferrals, but excluding any compensation for periods prior to the date the Eligible Employee commences participation in the Plan or while he or she was not an Eligible Employee and excluding items or compensation which are not considered by the Employer to be a part of the Eligible Employee's regular earnings.

     2.7 "DEFERRED ACCOUNTS" means the Accounts which are maintained as part of the Trust Fund and to which are credited the Participant's Salary Deferrals and any income, gains or losses accruing with respect thereto.

     2.8  "ELIGIBLE EMPLOYEE" means any Employee, except as follows:

          (a) An Employee who is working for the Employer in a location other than Puerto Rico.

          (b) An Employee who is a member of a collective bargaining unit for which retirement benefits have been the subject of good faith bargaining between employee representatives and Schering, unless the bargaining agreement specifically requires participation in this Plan. In applying the preceding sentence, the term "employee representatives" shall not include an organization of which more than one-half of the members are owners, officers or executives of Schering.

          (c) Any individual deemed to be an Employee of the Employer by reason of any law unless such individual is otherwise determined to be an Eligible Employee by the Employer.

          (d)  Any Leased Employee.

          An individual's status as an Eligible Employee shall be determined by the Employer, and such determination shall be conclusive and binding on all persons.

     2.9 "EMPLOYEE" means any individual who is employed by an Employer. An individual's status as an Employee shall be determined by the Employer on a uniform and nondiscriminatory basis, and such determination shall be conclusive and binding on all persons. The term "Employee" shall include any Leased Employee.

     2.10 "EMPLOYER" means the Company and any other affiliated company which, with the consent of the Company, adopts this Plan for the benefit of its employees.

     2.11 "ENTRY DATE" means the first day of each payroll period.

     2.12 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     2.13 "HIGHLY COMPENSATED PARTICIPANT" means any Eligible Employee who is more highly compensated than two-thirds of all other Eligible Employees.

     2.14 "ITA" means the Puerto Rico Income Tax Act of 1954, as amended from time to time.

     2.15 "LEASED EMPLOYEE" means any person described in Code Section 414(n)(2) and not excluded under Code Section 414(n)(5).

     2.16 "LOAN ACCOUNT" means a Participant's account maintained as part of the Trust Fund which shall be credited with the amount of a loan under Article V and charged with payments of principal on the loan.

     2.17 "NON-HIGHLY COMPENSATED PARTICIPANT" means any Eligible Employee who is not a Highly Compensated Employee.

     2.18 "NORMAL RETIREMENT AGE" means age 65.

     2.19 "PARTICIPANT" means an individual who participates in the Plan pursuant to Article IV or an Employee or former Employee for whom at least one Account is maintained under the Plan.

     2.20 "PLAN" means the Schering-Plough Puerto Rico Employees' Retirement Savings Plan, as amended from time to time.

     2.21 "PLAN BENEFIT" means a benefit to which the Participant is entitled under section 8.1.

     2.22 "PLAN YEAR" means the 12-month calendar period ending on December 31 of each year.

     2.23 "PROFITS" means the current year's or accumulated net aggregate income of Schering determined in accordance with the following rules: net income shall be computed in each case before Federal, Puerto Rico, state or foreign income or franchise taxes and without regard to any Salary Deferrals to any other defined contribution plan, or extraordinary losses. Net income shall be determined in accordance with generally accepted accounting prin-ciples, consistently applied. The determination of profits and each element thereof, exclusion therefrom or adjustment thereto shall be made by the firm of an independent certified public accountants which regularly reviews Schering's books and shall be conclusive and binding on all persons.

     2.24 "RETIREMENT" means the termination of employment of a Participant by early, normal, or other retirement under a retirement plan of Schering.

     2.25 "ROLLOVER ACCOUNTS" means the Accounts which are maintained as part of the Trust Fund and to which are credited the Participant's Rollover Contributions pursuant to Article 13 and any income, gains or losses accruing with respect thereto.

     2.26 "SALARY DEFERRALS" means amounts contributed to the Plan on behalf of a Participant pursuant to section 4.1.

     2.27 "SCHERING" means Schering-Plough Corporation, and each other entity which, at the time in question, is in the same controlled group of corpora-tions or trades or businesses or in the same affiliated service group under
Section 414(b), (c) or (m) of the Code, respectively, including any such entity which would otherwise be excluded because it is organized under foreign laws or operates primarily outside the United States.

     2.28 "TERMINATION DATE" means any of the following:

          (a) The date of death of an Employee while in the employ of Schering;

          (b) The date an Employee becomes Totally and Permanently Disabled while employed by Schering; and

          (c) The date an Employee ceases to be employed by Schering by reason of voluntary termination, discharge or retirement.

     2.29 "TOTALLY AND PERMANENTLY DISABLED" means the condition existing when the Participant is wholly and continuously disabled and prevented from performing the duties of his or her occupation on account of such disability for a period of 12 consecutive months, if certified by a medical examiner.

     2.30 "TRUST AGREEMENT" means the agreement of trust under which the Trustee(s) serve(s).

     2.31 "TRUST FUND" means the fund established pursuant to the Plan consisting of all of the assets of the Plan held by the Trustee pursuant to the Trust Agreement.

     2.32 "TRUSTEE" means the trustee or trustees selected by the Company to administer the Trust Fund pursuant to section 11.1.

     2.33 "VALUATION DATE" means the last business day of each month and such other days as may be determined by the Committee.

                                  ARTICLE III
                                  ELIGIBILITY

     3.1 GENERAL. An Eligible Employee shall be eligible to participate in the Plan upon employment.

     3.2 LEAVE OF ABSENCE. A Participant on leave of absence approved by the Employer who remains in the employ of, but receives no pay from, the Employer during the period of such leave shall have no Salary Deferral Contributions hereunder during such period.

          A Participant who goes on a paid leave of absence may continue to participate in the Plan.

     3.3 ENROLLMENT. A person eligible to participate in the Plan, who wants to commence participation in the same by the next Entry Date, must complete an enrollment form and return it to his/her Employer at least 30 days prior to the next Entry Date.

                                  ARTICLE IV
                               SALARY DEFERRALS

     4.1  SALARY DEFERRALS.

          (a) Limits. An Eligible Employee may elect to have his or her taxable compensation reduced and the corresponding Salary Deferrals contributed to the Plan on his or her behalf for any Plan Year in increments of 1% up to a maximum of 10% of his or her Compensation, up to $7,000, or the maximum amount in effect under ITA Section 165(e)(7)(A) at any such time, subject to sections 4.5, 4.6 and 4.7. The Committee may limit the maximum amount of any Participant's Salary Deferrals during any given year in a non-discriminatory manner. A Participant must indicate his Investment Election of his or her Participant's Salary Deferrals pursuant to section 10.4.

               The 10%/$7,000 annual limit applies on an individual basis to all contributions made on behalf of each Participant to all qualified cash or deferred arrangements (within the meaning of Section 165(e)(2) of the ITA), including any such contributions made to other plans. It shall be the responsibility of each Participant to coordinate his or her salary deferrals as needed to meet this limit in connection with any other plan or plans. The Committee will not take account of deferrals made to any other plan and, except as required by law, no deferrals made under the Plan will be returned because the Participant's deferrals under another plan caused his or her total deferrals for a year to exceed the 10%/$7,000 annual limit.

          (b) Employer Contributions. Salary Deferrals shall be deemed to be employer contributions to the Plan, and a Participant's election to commence making Salary Deferrals shall constitute an election (for Puerto Rico income tax purposes) to have his or her taxable compensation reduced by the amount of all Salary Deferrals. Salary Deferrals shall be limited if they exceed Profits.

     4.2  SELECTION AND CHANGE OF RATE.

          (a) Selection and Change by Participants. As of the Entry Date, a Participant may elect to make Salary Deferrals and designate the rate(s) of contribution by filing the prescribed form with the Employer. A Participant may reduce or increase the rate of his or her Salary Deferrals to any other rate(s) permitted under this Article IV as of the first day of each month by filing the prescribed form with the Employer at least 30 days prior to such date. The Committee, in its discretion, may change the due date for filing the prescribed form, provided that any change in the due date shall be communicated to all Participants, is nondiscriminatory in effect, and uni-formly applied. A Participant may elect to suspend making any Salary Deferrals to the Plan at any time during the Plan Year, by filing the pre-scribed form with the Employer. Such election shall take effect the first payroll of the next payroll period after the Employer receives such form. A Participant may elect to recommence Salary Deferrals as of the first day of any month by filing the prescribed form with the Employer at least 30 days prior to such date.

               All elections, change of elections, suspensions and resumptions with respect to Salary Deferral Contributions shall be subject to such administrative rules as shall be established by the Committee.

          (b)  Change by Committee to Meet Anti-Discrimination Limits, Etc.
At any time in a Plan Year, the Committee (at its sole discretion, in accordance with section 4.5 to meet anti-discrimination limits, in accordance with section 4.1 to meet the 10%/$7,000 limit, or for any other reason) may reduce the maximum percentage at which a Participant may contribute Salary Deferrals to the Plan during the remainder of the Plan Year. To the extent permitted by the ITA and the regulations thereunder, the Committee, in its sole discretion, may reduce the maximum dollar amount which a Participant may contribute as Salary Deferrals instead of or in addition to limiting the maxi-mum percentage at which such contributions may be made. Also, the Committee may require that a Participant discontinue all Salary Deferrals for the remainder of the Plan Year. Reduction or discontinuance of Salary Deferrals to meet anti-discrimination limits shall be applied to Highly Compensated Participants in the manner described in section 4.5 or in any other manner chosen by the Committee that does not discriminate in favor of the Highly Compensated Participants. Any other reduction or discontinuance shall be applied as the Committee determines, on a basis that does not violate the nondiscrimination rules of the ITA.

          Upon the close of each Plan Year, or on such earlier date as the Committee may determine, any reduction or discontinuance made pursuant to this section 4.2 shall cease to apply to the Participant until the Committee again determines that a reduction or discontinuance of Salary Deferrals is appropriate pursuant to this section.

     4.3 MANNER OF PAYMENT. Salary Deferrals shall be made through payroll deductions from the Participant's Compensation.

     4.4 DEPOSIT WITH TRUSTEE. A Participant's Salary Deferrals shall be paid to the Trustee as soon as reasonably practicable after they are withheld or received.

     4.5 ANTI-DISCRIMINATION LIMITS FOR SALARY DEFERRALS. Salary Deferrals under this Plan are intended to be non-discriminatory under Section 165(e) of the ITA. To assure that discrimination will not occur, Salary Deferrals shall be limited in accordance with this section 4.5. This section shall be applied for each Plan Year on the basis of actual Salary Deferrals and Compensation for that year. Thus, each Plan Year constitutes the "testing period." The following procedure shall be followed:

          (a) The Salary Deferrals of Highly Compensated Participants shall be subject to the restrictions of this section 4.5.

          (b) If the aggregate deferral rate of Highly Compensated Participants for a testing period would exceed the maximum deferral rate permissible under subsection (c), the Committee shall reduce the amount deferred (or to be deferred) by Highly Compensated Participants so as to cause their aggregate deferral rate not to exceed the maximum rate allowable under subsection (c). The Committee shall effect such a reduction by prohibiting Salary Deferrals by Highly Compensated Participants in excess of a specified maximum percentage of Compensation or in excess of the maximum dollar amount determined under section 4.2(b), rather than reducing the Salary Deferrals of all such Participants proportionately.

          (c) The aggregate deferral rate of Highly Compensated Participants shall not exceed the aggregate deferral rate of all other Participants during the applicable testing period by more than the allowable amount set forth in the following table:

            COLUMN I                          COLUMN II
 If   the  aggregate   deferral        Then the  maximum aggre-
 rate  ("ADR")  for   the  Non-        gate    deferral    rate
 Highly   Compensated   Partic-        ("ADR") for  Highly Com-
 ipants is:                            pensated    Participants
                                       is:

      Less than 2%                          2.0 x the Column I
                                            ADR

      2% to 8%                              The Column I ADR +
                                            2%
      More than 8%                          1.25 x the Column I
                                            ADR

          (d) For purposes of this subsection, the aggregate deferral rate during a testing period for a group of Participants shall be the percentage determined by averaging the deferral rates of each member of the group. A Participant's deferral rate shall be determined by dividing his or her Compensation for the testing period into the sum of his or her Salary Deferrals.

               If a Participant who is a "Highly Compensated Participant" is a participant in any other qualified cash or deferred arrangement (as defined in Section 165(e)(2) of the ITA) maintained by Schering, then the deferral rate determined for the Participant under all qualified cash or deferred arrangements shall be aggregated with the deferral rate determined for the Participant for purposes of subsection (c) above.

          (e)  In the event that this Plan satisfies the requirements of
Section 165(a)(3) of the ITA or Section 165(a)(4) of the ITA only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the ITA only if aggregated with this Plan, then all such plans shall be treated as a single plan for purposes of the anti-discrimination limits imposed by this section 4.5.

          (f) If the aggregate deferral rate for Highly Compensated Participants for the testing period would exceed the maximum aggregate deferral rate permissible under subsection (c) and if the correction mechanism described in subsection (b) cannot operate to effect compliance with the anti-discrimination limits for any reason, then the Committee shall cause the refund to the appropriate Highly Compensated Participant amounts previously deferred plus income thereon.

               The Committee shall do this by refunding the amount of the excess Salary Deferrals, determined by reducing Salary Deferral contributions made on behalf of Highly Compensated Participants in order of the deferral rates beginning with the highest of such percentages, to the Highly Compensated Participants. Any distribution of the adjusted excess Salary Deferrals will be made to the Highly Compensated Participants on the basis of the respective portion of the adjusted excess Salary Deferrals attributable to each of such employees and will be returned to the employees on whose behalf such contributions were made. The portion of the adjusted excess Salary Deferrals attributable to each Highly Compensated Participant is equal to:

               (1) the total Salary Reductions of the Highly Compensated Participant for the Plan Year (determined without regard to the above described reduction), less

               (2) The deferral rate of the Highly Compensated Participant for the Plan Year (as reduced under the above described procedure) multiplied by his or her Compensation for the Plan Year.

          The Committee shall make appropriate arrangements for payroll withholding (if required) and for reporting of refunded amounts as taxable income of the affected Participants. The Committee shall take action necessary under this paragraph as soon as possible after the end of the Plan Year (preferably within 21/2 months after such Plan Year) and in no event later than the end of the following Plan Year.

          The determination of the amount of the income allocable to excess Salary Deferrals to be refunded to Highly Compensated Participants under this subsection will be made in accordance to the regulations under Section 165(e) of the ITA.

     4.6 SUSPENSION. A Participant's participation in the Plan shall be suspended for any period with respect to which he or she is not an Eligible Employee. With respect to any period of suspension, a Participant shall not make Salary Deferrals but such Participant's Account(s) shall continue to share in the income, gains and losses of the Trust Fund.

     4.7 TERMINATION. A Participant's participation in the Plan shall terminate as of the earlier of (i) the date on which such Participant's entire Plan Benefit has been distributed or (ii) the date of such Participant's death.

     4.8 RETURN OF SALARY DEFERRALS. Any other provision of the Plan notwithstanding, each Salary Deferral is expressly conditioned upon a determination by the Puerto Rico Secretary of the Treasury or its delegate that the Plan qualifies under Section 165(a) and (e) of the ITA and upon the deductibility of such contribution under Section 23(p) of the ITA. Distributions may be withheld until a favorable determination letter is issued recognizing the Plan's qualified status. If, however, the Plan fails to qualify, then each Salary Deferral made with respect to the period of disqualification shall be returned to the Employer which made it within 12 months after the date of the denial of qualification. If the deduction of all or part of any Salary Deferral is disallowed, then the amount disallowed shall be returned to the Employer which made it within 12 months after the date of the disallowance. If all or part of a Salary Deferral is made as a result of a good faith mistake of fact, such contribution may be repaid to the Employer which made it within 12 months after it was made. Salary Deferrals refunded for the Plan's failure to qualify, for non-deductibility or for a mistake of fact shall be paid as additional compensation to the Participants who made such Salary Deferrals by the Employer to which the Salary Deferral was returned. The amounts which may be returned to the Employer above shall be the excess of the amounts contributed over the amounts that would have been contributed had there not been the disallowance of the deduction or a mistake of fact, as applicable. Earnings on the returned Salary Deferral con-tributions shall also be returned to the Employer and paid as compensation to the Participants who made such Salary Deferrals.

     4.9 NO REVERSION OF EMPLOYER CONTRIBUTIONS. The assets of the Plan shall never inure to the benefit of the Employer, and shall be held for the exclusive purposes of providing benefits to Participants and/or their Beneficiaries, and for defraying the expenses of administering the Plan.


                                   ARTICLE V
                             LOANS AND WITHDRAWALS

     5.1 LOANS. A Participant shall, with the approval of and under a written loan program established by the Committee and which shall form a part of this Plan, be entitled to borrow from his Accounts balances. Loans:

          (a) Shall be made available to all Participants and beneficiaries on a reasonably equivalent basis;

          (b) Shall bear interest at a reasonable rate, as determined by the Committee;

          (c)  Shall be adequately secured;

          (d)  Shall provide for repayment over a reasonable period of time;
and

          (e) Shall not be made available to Highly Compensated Participants in an amount greater than the amount made available to other Participants.

     5.2 LIMITATIONS ON LOANS. Loans made pursuant to this section (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of: (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one-year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which the loan was made, or (ii) one-half (1/2) of the present value of the Accounts of the Participant under the Plan.

     5.3 REPAYMENT OF LOAN. Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. Loans shall not be granted to any Participant that provide for a repayment period extending beyond such Participant's Normal Retirement Age.

     5.4 LOAN PROGRAM. The Committee shall establish in writing a loan program which must include, but need not be limited to, the following:

          (a) The identity of the persons or positions authorized to administer the loan program;

          (b)  A procedure for applying for loans;

          (c)  The basis on which loans will be approved or denied;

          (d)  Limitations, if any, on the types and amounts of loans offered;

          (e) The procedure under the program for determining a reasonable rate of interest;

          (f)  The types of collateral which may secure a Participant loan;
and

          (g) The event constituting default and the steps that will be taken to preserve plan assets.

          Such loan program shall be contained in a separate written document which, when properly executed, is hereby incorporated by reference and made a part of the Plan. Furthermore, such loan program may be modified or amended in writing from time to time without the necessity of amending this section.

     5.5 LOANS AS INVESTMENT. Each loan made hereunder shall be deemed to be an investment of the Participant's Accounts. The proceeds of the loan shall be credited to the Loan Account of the Participant. The Loan Account shall be charged with payments of principal. The Committee shall determine the portion of any loan payment which is a payment of principle and the portion which is a payment of interest.

     5.6 WITHDRAWALS OF SALARY DEFERRALS. Salary Deferrals are not distributable to the Participant or to his Beneficiary earlier than:

          (a)  Separation from service, death or disability;

          (b) Termination of the Plan without the establishment of another defined contribution plan;

          (c) The date of the disposition by the Employer to an entity that is not Schering of substantially all of the assets used in its trade or business with respect to a Participant who continues employment with the corporation acquiring such assets but only if the transferor Employer continues to maintain the Plan; or

          (d) The date of the disposition to an entity that is not Schering of Schering's interest in a subsidiary corporation that employs the Participant when the Participant continues with such subsidiary and the transferor Employer continues to maintain the Plan after the disposition.

However, a Participant may withdraw from his or her Deferred Accounts any Salary Deferrals then credited to such Accounts on or after attaining the age of 591/2, or after suffering a financial hardship. Earnings on such Salary Deferrals can be withdrawn only after age 591/2. Hardship withdrawals must be approved by the Committee and will only be granted to the extent that the amount requested is necessary to satisfy immediate and heavy financial needs of the Participant arising solely from one or more of the following:

          (a) The purchase (excluding mortgage payments) of a principal residence for the Participant;

          (b) The payment of unreimbursed medical or hospital expenses described in Section 23(aa)(2)(P) of the ITA incurred by the Participant, the Participant's spouse, the Participant's dependents, or by any other family member the Committee by unanimous consent may approve;

          (c) The payment of tuition for the next semester or quarter of post-secondary education of the Participant, spouse, children or dependents;

          (d) The need to prevent eviction of the Participant from his or her principal residence or foreclosure on the mortgage of the Participant's principal residence;

          (e) The payment of the funeral expenses of a spouse, dependent, in-law, or any other family member the Committee by unanimous consent may approve; or

          (f) Such other immediate and heavy financial needs as determined by the Secretary of the Treasury of Puerto Rico and announced by publication of revenue rulings, notices and other documents of general applicability and adopted by the Committee.

     5.7 DISTRIBUTIONS DEEMED NECESSARY TO SATISFY FINANCIAL NEED (E.G., SAFE HARBOR DISTRIBUTIONS). A distribution will be deemed necessary to satisfy the immediately and heavy financial need of the Participant if:

          (a) The distribution is not in excess of the amount of the immediate and heavy financial need;

          (b) The Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by Schering;

          (c) The Plan, and all other plans maintained by Schering, provide that the Participant's elective contributions and employee contributions, if any, will be suspended for at least 12 months after receipt of the hardship distribution; and

          (d) The Plan, and all other plans maintained by Schering, provide that the Participant may not make elective contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 4.1(a) of the Plan for such next taxable year, less the amount of such Participant's elective contributions for the taxable year of the hardship distribution.

          The Committee may require the submission of such evidence as it may reasonably deem necessary to confirm the existence of a hardship. A request for distribution pursuant to this section shall be approved or denied by written instrument given by the Committee to the Participant at his address as provided to the Employer, within sixty days of the withdrawal request.

     5.8 PAYMENT OF WITHDRAWALS. Any withdrawal pursuant to this Article V will be paid within 90 days (or such additional period as is reasonably required) after the Valuation Date next following the Employer's receipt of the withdrawal request.

     5.9 LIMITATIONS ON WITHDRAWALS. No Participant shall make more than one withdrawal pursuant to this Article V during a 12-month period and no withdrawal shall be permitted to the extent the amount thereof is less than the minimum withdrawal amount determined from time to time by the Committee and communicated to Participants. The Committee, in its discretion, may permit more frequent withdrawals pursuant to this Article V provided that any change in the rules limiting such withdrawals shall be nondiscriminatory in effect and uniformly applied.

          In order for the Committee to grant a hardship withdrawal to a Participant, the Participant must have obtained all distributions other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer.

     5.10 SUSPENSIONS OF PARTICIPANT'S SALARY DEFERRALS. Upon a hardship withdrawal to a Participant, the Participant's Salary Deferrals will be suspended for at least 12 months after the receipt of the hardship distribution.

     5.11 LIMITATION ON MAXIMUM AMOUNT OF SALARY DEFERRALS AFTER A HARDSHIP WITHDRAWAL. The Participant may not make salary deferrals after a hardship withdrawal for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 4.1(a) of the Plan for such next taxable year, less the amount of such Participant's Salary Deferrals for the taxable year of the hardship distribution.


                                  ARTICLE VI
                                   ROLLOVERS

     6.1 ROLLOVERS. With the consent of the Committee, the Trustee may receive and invest, pursuant to the Employees' instructions, any amounts which
(i) is transferred directly from another plan that qualifies under ITA Section 165(a) and which is not subject to the minimum funding standards of ERISA
Section 302 or (ii) is transferred by the Employee after his receipt of such amount from another plan that qualifies under ITA Section 165(a) within sixty days from its receipts. Such amounts shall be held for the benefit of the Employee in the Rollover Account established for his benefit. An Employee who makes such a rollover contribution to the Plan, but who is not otherwise eligible to participate under Article III hereinabove, or who does not otherwise elect to participate actively herein by making a deferral election under section 4.1, shall be considered a Participant in the Plan solely with respect to the investment and handling of his Rollover Account. The Committee and the Trustee may request such information from the Employee as they deem necessary to determine that a proper rollover contribution is being made. Amounts in Rollover Account shall be invested as designated by the Employee. The Amounts in the Rollover Account shall be distributed at the same time and in the same manner as amounts in other Accounts.


                                  ARTICLE VII
                                    VESTING

     7.1 VESTING IN DEFERRED ACCOUNTS. A Participant shall always have a 100 percent vested and nonforfeitable interest in his or her Deferred and Rollover Accounts.

                                 ARTICLE VIII
                   AMOUNT AND DISTRIBUTION OF PLAN BENEFITS

     8.1 AMOUNT OF PLAN BENEFITS. A Participant's Plan Benefit shall consist of the value of such Participant's Accounts. The value of a Participant's Plan Benefit shall be determined as of the Valuation Date next following the Participant's Termination Date. However, in the case of a distribution payable pursuant to section 8.5, the Plan Benefit shall be determined as of the Valuation Date coinciding with or next following the date designated by the Participant as his or her benefit commencement date.

     8.2 TIME OF DISTRIBUTION: GENERAL RULE. Unless a Participant has elected a deferred distribution in accordance with section 8.5 below or has elected an immediate cash distribution of his or her Plan Benefits following the Participant's Termination Date in accordance with section 8.4 below or receives an immediate lump sum distribution of Plan Benefits of $3,500 or less in accordance with section 8.3 below, the distribution of the Participant's Plan Benefit shall commence as soon as reasonably practicable after the Valuation Date next following the Participant's Termination Date, but not later than 60 days after the latest of the close of the Plan Year in which:

          (a)  The Participant attains Normal Retirement Age;

          (b) The amount of the Participant's Plan Benefit can reasonably be ascertained;

          (c) The Employer can reasonably locate the Participant (or his or her Beneficiary); or

          (d)  The Participant's Termination Date occurs.

     8.3 TIME OF DISTRIBUTION: SMALL BENEFITS RULE. If the value of the Participant's Plan Benefits is $3,500 or less, then the distribution of the Participant's Plan Benefits shall be made in a lump sum as soon as reasonably practicable after the Valuation Date next following the Participant's Termination date.

     8.4 IMMEDIATE CASH DISTRIBUTION ELECTION. If the value of the Participant's Plan Benefits is more than $3,500, the Participant may elect to receive an immediate cash distribution of his or her Plan Benefit following his or her Termination Date. Such election shall be made by filing the prescribed form with the Employer and shall take effect as soon as the Employer receives such form. If the Participant elects an immediate cash distribution of Plan Benefits, such distribution shall be made or commence as soon as reasonably practicable after the valuation date next following the Participant's Termination Date.

     8.5 IRREVOCABLE ELECTION TO DEFER. If the value of the Participant's Plan Benefits exceeds $3,500, the Participant may irrevocably elect to defer the distribution of his or her entire Plan Benefit to the last day of any month, provided that such date is not later than April 1 of the calendar year following the calendar in which he or she attains age 701/2 or dies (whichever occurs first). Such deferral election shall apply to the total Plan Benefit only. A Participant who is eligible to receive a distribution of Benefits and who has terminated employment may make such an election only by filing such prescribed form with the Employer within 60 days after the Participant ceases to be an Employee.

     8.6 FORM OF DISTRIBUTION. A Participant's Plan Benefit shall be distributed in a single sum unless the Participant (or, in the event of the Participant's death, the Participant's Beneficiary) elects to have such bene-fit paid in installments, and the amount of such installment payments may be, as elected by the Participant, (a) a fixed dollar amount payable over a period not exceeding the life expectancy of the Participant or Beneficiary or the life expectancy of the Participant and his Beneficiary; (b) a variable dollar amount payable over a fixed period of time, not to exceed the life expectancy of the Participant or Beneficiary or the life expectancy of the Participant or his Beneficiary. Any such election must be made in writing and returned to the Employer within 60 days after the Participant ceases to be an Employee.

          If the Participant dies before distribution of his or her Plan Benefit commences, the Participant's entire Plan Benefit will be distributed within 5 years of the Participant's death, unless distribution is made to the Beneficiary designated by the Participant, in which case such payment can be made beginning on a date not later than one year after the employee's death or, if the designated Beneficiary is the Participant's surviving spouse, beginning not later than the date on which the Participant would have attained age 701/2.

          If a Participant dies after distribution of his or her Plan Benefit has commenced, any Participant's unpaid Plan Benefit at the time of the Participant's death shall be distributed to the Participant's Beneficiary at least as rapidly as under the method of distribution elected by the Participant.

     8.7 DISTRIBUTIONS PURSUANT TO THE ITA AND ERISA. All distributions under the Plan shall be made in accordance with the ITA and ERISA Section 206 and the regulations thereunder. Provisions of the Plan regarding payment of distributions shall be interpreted and applied in accordance with the ITA and ERISA Section 206 and the regulations thereunder.


                                  ARTICLE IX
                              GENERAL PROVISIONS

     9.1 NO ASSIGNMENT OF PROPERTY RIGHTS. Except as otherwise provided in Rev. Rul. 80-27 or any successor thereto, the loan provisions of section 5.5, or a qualified domestic relations order as defined in Section 206(d) of ERISA or as otherwise permitted by ERISA, no Participant or Beneficiary shall have the right to assign, transfer, alienate, pledge, encumber or subject to lien any benefits to which he is entitled under the Plan, and benefits under the Plan shall not be subject to attachment, garnishment or other legal process. Any attempted assignment, transfer, alienation, pledge or encumbrance of benefits or subjection of benefits to lien or adverse legal process of any kind shall not be recognized by the Committee and the Committee in such case may direct that such benefits be held or applied for the benefit of such Participant or Beneficiary, his spouse, children or other dependents in such manner and in such proportion as the Committee deems advisable.

     9.2 NO EMPLOYMENT RIGHTS. Nothing in the Plan shall be deemed to give any person a right to remain in the employ of Schering nor affect any right of Schering to terminate such person's employment at any time, with or without cause.

     9.3 BENEFICIARY. Subject to the spousal consent requirements in the following paragraph, each Participant may, by filing the prescribed form with the Employer prior to his or her death, name a person or persons to be such Participant's Beneficiary to receive any distribution payable under the Plan in the event of such Participant's death. If the Participant has not named a Beneficiary or if the named Beneficiary or Beneficiaries are not living when any payment is to be made, then (i) the spouse of the deceased Participant shall be the Beneficiary or (ii) if the Participant has no spouse living at the time of such payment, the then living children of the deceased Participant shall be the Beneficiaries in equal shares. If the Participant has neither spouse nor children living at the time of such payment, then the estate of the Participant shall be the Beneficiary. Subject to the spousal consent requirements in the following paragraph, the Participant may change his or her Beneficiary designation from time to time in accordance with procedures established by the Committee. No designation or change of designation of a Beneficiary shall be effective unless received by the Employer prior to the date of the Participant's death.

          Each designation of a Beneficiary other than the spouse of the Participant shall be consented to by said spouse, in writing. The spouse's written consent shall acknowledge the effect of the consent and shall be witnessed by a representative of the Committee or by a Notary Public. A Beneficiary designation consented to by a spouse will be valid only with respect to the spouse who signs the consent. If no such consent is filed, the spouse is automatically the Beneficiary of the Participant's total Plan benefit. The revocation by a married participant of a non-spouse Beneficiary does not require spousal consent and shall result in the reinstatement of the spouse as designated Beneficiary, unless the spouse consents to the designation of an alternate non-spouse Beneficiary. No spousal consent is required if the spouse cannot be located or because of such other circumstances as prescribed by Puerto Rico Treasury or United States Department of Labor Regulations. Additionally, no spousal consent is necessary if the Participant establishes to the satisfaction of the Company that he/she has no spouse.

          For purposes of this section 9.3, an eligible spouse is a spouse who had been married to the Participant throughout the one year period ending on the date of the Participant's death.

     9.4 MERGER, CONSOLIDATION AND TRANSFER OF ASSETS OR LIABILITIES. The Plan may not be merged or consolidated with any other plan and no assets or liabilities of the Plan may be transferred to any other plan, unless each Participant would receive a Plan Benefit immediately after the merger, consolidation or transfer (if the Plan then terminated) which is equal to or greater than the Plan Benefit which such Participant would have received imme-diately before such merger, consolidation or transfer (if the Plan had then been terminated).

     9.5 LOST PARTICIPANT OR BENEFICIARY. Each Participant and Beneficiary shall keep the Committee advised of his current address. If amounts become distributable under the Plan and if, after three years, the Committee is unable to locate the Participant or Beneficiary to whom the distributions first become payable, such account shall be closed and the amounts in such account applied to reduce the amount of subsequent Salary Deferral Contributions by the Employer. If, however, such Participant or Beneficiary subsequently makes proper claim to the Committee for such amount, the amount of such account will be restored to the Trust Fund by the Employer and will be distributable in accordance with the terms of the Plan. If no Beneficiary was appointed or survives the Participant, the entire account, in the event of the Participant's death, shall be payable to Participant's estate.

     9.6 INCAPACITY. If, in the Company's opinion, a Participant or Beneficiary for any reason is unable to handle properly any property distributable to him or her under the Plan, then the Company may make any arrangements which it determines to be beneficial to such Participant or Beneficiary for the distribution of such property in his or her behalf, including (without limitation) the distribution of such property to the guardian, conservator, spouse or dependant(s) of such Participant or Beneficiary.

     9.7 APPLICABLE LAW. This Plan shall be administered in the Commonwealth of Puerto Rico and its validity, construction and all rights hereunder shall be governed by the laws of the United States under ERISA. To the extent that ERISA shall not be held to have preempted local law, the Plan shall be administered and interpreted under the laws of the Commonwealth of Puerto Rico.


                                   ARTICLE X
                                THE TRUST FUND

     10.1 THE TRUST FUND. Salary Deferrals, Rollover Contributions and the earnings for losses thereon shall be held in a Trust Fund by a Trustee, pursuant to the terms of a Trust Agreement. No Participant or Beneficiary under the Plan, or any other person, shall have any interest in or right to any part of the corpus, income or earnings of the Trust Fund or any part of the assets of the Plan except as and to the extent provided by the terms of the Plan.

     10.2 INVESTMENT FUNDS. The Trust Fund shall consist of the following investment funds:

          (a) Schering-Plough Common Stock, a fund, together with earnings thereon, invested in common stock of Schering-Plough Corporation.

          (b) Vanguard International Growth Portfolio, the investment objective of which is to obtain long-term capital growth by investing in the common stocks of companies based outside the Untied States.

          (c) Vanguard Money Market Reserves - U.S. Treasury Portfolio, the investment objective of which is to obtain current income based on current market interest rates, with preservation of assets and liquidity, through investments exclusively in direct U.S. Government obligations, primarily U.S. Treasury bills.

          (d) Vanguard Windsor Fund, the primary investment objective of which is to obtain long-term growth of capital and income by investing primarily in common stocks, and the secondary investment objective of which is to obtain current income.

          (e) Vanguard Explorer Fund, the investment objective of which is to obtain long-term growth of capital by investing primarily in equity securities of relatively small unseasoned or embryonic companies of which dividend income, if any, is incidental.

          (f) Vanguard Fixed Income Securities Fund, the investment objective of which is to obtain a high level of current income consistent with a two-to-three-year average maturity by investing in relatively short-term maturity investment-grade bonds.

          (g) Vanguard Wellington Fund, a fund invested at the discretion of the Trustee in a ratio of approximately 65% common stock and 35% fixed income securities, with the objective of providing reasonable current income and capital gains without undue risk while investing for conservation of principal.

          (h) Vanguard Index Trust - 500 Portfolio, the investment objective of which is to provide results which correspond to the performance of Standard & Poor's 500 Composite Stock Price (S&P 500) Index.

     10.3 PARTICIPANT'S ACCOUNTS. A separate account, valued daily at fair market value, shall be maintained in an equitable manner for each Participant, in which a separate record shall be kept of the share of such Participant in each investment fund of the Trust Fund, comprising Salary Deferrals, Rollover Contributions and income thereon. A statement of accounts at fair market value shall be issued to each Participant as of the close of each calendar quarter.

     10.4 INVESTMENT ELECTIONS.

          (a) A Participant's Accounts shall be invested in one or more of the investment funds of section 10.2, above, as elected by the Participant by filing the prescribed form with the Employer or its designee. An initial election may be made when an Employee first becomes a Participant. A Participant may change his investment election as of any calendar quarter by filing the prescribed forms with the Employer or its designee at least 30 days prior to such date. The Committee, in its discretion, may change the due date for filing the prescribed form provided that any change in the due date shall be communicated to all Participants, nondiscriminatory in effect and uniformly applied. If a Participant fails to elect how his or her account is to be invested, he or she shall be deemed to have elected to have such accounts invested entirely in the Money-Market Fund.

          (b) A Participant may elect to reallocate the balances of his account among the investment funds of the Trust Fund. Such election must be in a writing filed with the Employer and shall be effective as of the close of the business day in which it is received by the Employer.

          A reallocation may be made to the Schering-Plough Common Stock Fund only to the extent that such reallocation does not result in more than 50% of the Participant's account being invested in Schering-Plough Common Stock.

     10.5 VOTING OF SCHERING-PLOUGH COMMON STOCK.

          (a) Common Stock of Schering-Plough Corporation held by the Trustee shall be voted by the Trustee at each annual meeting and at each special meeting of stockholders of Schering-Plough Corporation as directed by the Participant to whose account such stock is credited. Fractional shares shall be aggregated for this purpose. Schering-Plough Corporation or, if so designated, the Trustee, shall cause each Participant to be provided with a copy of a notice of each such stockholder meeting and the proxy statement of Schering-Plough Corporation relating thereto, together with an appropriate form for the Participant to indicate his voting instructions. If instructions are not timely received by the Trustee with respect to any such stock, the Trustee shall not vote the uninstructed stock.

          (b) Each Participant (or in the event of his death, his Beneficiary or estate) shall have the right to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer for any or all shares of Common Stock of Schering-Plough Corporation credited to such Participant's account under the Plan. Schering-Plough Corporation or, if so designated, the Trustee, shall notify each Participant (or Beneficiary or estate) and utilize its best efforts to distribute on a timely basis, or cause to be distributed, such information as will be distributed to shareholders of such corporation in connection with any such tender or exchange offer. Upon its receipt of such instructions, the Trustee shall tender such shares of Common Stock as and to the extent so instructed. If the Trustee shall not receive instructions from a Participant (or Beneficiary or estate) regarding any such tender or exchange offer for Common Stock of Schering-Plough Corporation, the Trustee shall have no discretion in such matter and shall take no action with respect to such tender or exchange offer.

     10.6 BENEFIT PAYMENTS. All benefits payable pursuant to the Plan shall be paid out of the Trust Fund by the Trustee pursuant to the directions of the Committee.

                                  ARTICLE XI
                   ADMINISTRATION AND OPERATION OF THE PLAN

     11.1 PLAN ADMINISTRATION. The Company accepts responsibility as a named fiduciary of the Plan with respect to: the selection and retention of one or more Trustees as it shall deem advisable to manage and control the assets of the Trust Fund; the approval of agreements with the Trustee(s) selected by the Company upon such terms and conditions as the Company deems advisable; the determination of the Plan's investment objectives and policies; and the allocation and reallocation of Plan assets between or among such Trustee(s); provided, however, prior to its exercise of the foregoing authorities, the Company shall obtain the advice and approval of the Schering-Plough Investment Committee. The Company shall also have exclusive authority with respect to: the selection and replacement of the members of the Committee and the designa-tion and delineation of such Committee's duties and responsibilities, in accordance with the Plan. The Company shall act by resolution of its Board.

     11.2 THE COMMITTEE. The Committee shall consist of not less than three members. Any member may resign at will by notice to the Company or be removed (with or without cause) by the Company. The Committee shall have exclusive responsibility and authority for the administration of the Plan, including the authority to interpret its provisions, to authorize distributions from Plan assets, to establish and enforce such rules and regulations as it shall deem proper for the administration of the Plan, to determine the amount of benefits which shall be payable to any person in accordance with the provisions of the Plan, and to implement benefit claim procedures in accordance with Article 11. The Committee shall also have the responsibility for compiling and communicating to the Trustee, the financial information and projections with respect to anticipated contributions to and distributions from the Plan so that the current and ongoing liquidity and other financial needs of the Plan may be properly integrated into the recommendations of the Trustee respecting the Plan's investment objectives. The Committee shall have the authority to engage independent counsel and consultants in order to fulfill its responsibilities, and to rely on the advise of same. The Committee shall also have the responsibility with respect to reporting and disclosure requirements under ERISA. The Committee shall also, from time to time, recommend Plan amendments to the Board as the Committee in consultation with others may deem appropriate. In addition to and in furtherance of the powers and authorities herein conveyed, the Committee shall be authorized, in its discretion, to allocate responsibilities among one or more of its members, and to delegate responsibilities to any person or persons selected by it. Any action taken by the Committee shall be taken by a majority of its members at a meeting or by written instrument approved by such majority in the absence of a meeting. A written resolution or memorandum signed by at least two members of the Committee shall be sufficient evidence to any person of any action taken by such Committee.

     11.3 EMPLOYMENT OF ADVISERS. The Company may engage such attorneys, actuaries, accountants, consultants or other persons to render advice or to perform services with regard to its responsibilities under the Plan as it shall determine to be necessary or desirable. The Company may designate by written instrument (signed by both parties) one or more persons to carry out, where appropriate, fiduciary responsibilities under the Plan. The Company's duties and responsibilities under the Plan as administrator and plan sponsor which have not been delegated to other fiduciaries pursuant to the preceding sentence shall be carried out by its directors, officers and employees, acting on behalf of and in the name of the Company as plan administrator or plan sponsor, in their capacities as directors, officers and employees, and not as individual fiduciaries.


                                  ARTICLE XII
                               CLAIMS PROCEDURE
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     12.1 APPLICATIONS FOR BENEFITS.  Any application for benefits under the
Plan shall be submitted to the Committee or its designee. Such application shall be in writing on the prescribed form and shall be addressed to the Company's principal office, attention Savings Plan Committee.

     12.2 DENIAL OF APPLICATIONS. In the event that any application for benefits is denied in whole or in part, the Committee shall notify the applicant in writing of the right to a review of the denial. Such written notice shall set forth, in a manner calculated to be understood by the applicant, specific reasons for the denial, specific references to the Plan provisions on which the denial was based, a description of any information or material necessary to perfect the application, an explanation of why such material is necessary and an explanation of the Plan's review procedure. Such written notice shall be given to the applicant within 90 days after the Committee receives the application, unless special circumstances require an extension of time for processing the application. In no event shall an extension exceed a period of 90 days from the end of the initial 90-day period. If such an extension is required, written notice thereof shall be furnished to the applicant before the end of the initial 90-day period or the applicant before the end of the initial 90-day period or the application shall be deemed to have been denied for purposes of this section 12.2. Such notice shall indicate the special circumstances requiring an extension of time and the date which the Committee expects to render a decision.

          If a notice of the denial of a claim is not furnished to the applicant in accordance with the above period of time, his/her claim shall be deemed denied. The applicant shall then be permitted to proceed to the review stage described in section 12.3, below.

     12.3 REQUESTS FOR REVIEW. Any person whose application for benefits is denied in whole or in part (or such person's duly authorized representative) may appeal from the denial by submitting to the Committee a request for a review of such application within sixty days after receiving written notice of the denial. The Committee shall give the applicant or such representative an opportunity to review pertinent documents (except legally privileged materials) in preparing such request for review and to submit issues and comments in writing. The request for review shall be in writing and shall be addressed to the Company's principal office, attention "Savings Plan Administrator." The request for review shall set forth all of the grounds on which it is based, all facts in support of the request and any other matters which the applicant deems pertinent. The Committee may require the applicant to submit such additional facts, documents or other materials as it may deem necessary or appropriate in making its review.

     12.4 DECISIONS ON REVIEW. The Committee shall act upon each request for review within 60 days after receipt thereof, unless special circumstances require an extension of time for processing, but in no event shall the decision on review be rendered more than 120 days after the Committee receives the request for review. If such an extension is required, written notice thereof shall be furnished to the applicant before the end of the initial 60-day period. The Committee shall give prompt, written notice of its decision to the applicant. In the event that the Committee confirms the denial of the application for benefits in whole or in part, such notice shall set forth, in manner calculated to be understood by the applicant, the specific reasons for such denial and specific references to the Plan provisions on which the deci-sion is based.

          However, if the Committee's decision on review is not furnished to the applicant within the time limitations described above, the claim shall be deemed denied on review.
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     12.5 RULES AND PROCEDURES.  The Committee shall adopt such rules and procedures, consistent with ERISA and the Plan, as it deems necessary or appropriate in carrying out its responsibilities under this Article XI.

     12.6 EXHAUSTION OF ADMINISTRATIVE REMEDIES. No legal or equitable action under the Plan shall be brought unless and until the claimant (i) has submitted a written application for benefits in accordance with section 12.1,
(ii) has been notified that the application is denied, (iii) has filed a written request for a review of the application in accordance with section 12.3 above and (iv) has been notified in writing that the Committee has affirmed the denial of the application. However, an action may be brought after the Committee has failed to act on the claim within the time prescribed in section 12.2 or 12.4 above, respectively.


                                 ARTICLE XIII
                           AMENDMENT AND TERMINATION

     13.1 RIGHT TO AMEND OR TERMINATE. The Company expects to continue the Plan indefinitely. Future conditions, however, cannot be foreseen, and the Company reserves the right to amend or terminate the Plan at any time and for any reason. The Plan may be amended by the Board of Directors of the Company.

     13.2 PROTECTION OF PARTICIPANTS. No amendment of the Plan shall reduce the benefit of any Participant which accrued under the Plan prior to the date when such amendment is adopted. No Plan amendment or other action by the Company shall divert any part of the Plan's assets to purposes other than the exclusive purpose of providing benefits to the Participants and Beneficiaries who have an interest in the Plan and of defraying the reasonable expenses of administering the Plan, except to the extent that section 4.8 applies.

     13.3 EFFECT OF TERMINATION. Upon termination of the Plan, no assets of the Plan shall revert to the Employer or be used for, or diverted to, purposes other than the exclusive purpose of providing benefits to Participants and Beneficiaries and of defraying the reasonable expenses of termination, except to the extent that section 4.8 applies. Upon termination of the Plan, the Trust Fund shall continue in existence until it has been completely distrib-uted as provided in section 13.4 below.

     13.4 ALLOCATION OF TRUST FUND UPON TERMINATION. Upon termination of the Plan, the Trust Fund shall continue in existence until the Accounts of each Participant have been distributed to such Participant (or to such Participant's Beneficiary) pursuant to Articles V, VII and section 9.3, provided, however, that the assets of the Plan shall be allocated in accordance with any applicable requirements of Section 403(d)(1) of ERISA.

     13.5 LIMITATION ON OBLIGATIONS. Any other provision hereof notwithstanding, the Employer shall have no obligation to continue making contributions to the Plan after its termination or partial termination. Except as ERISA may otherwise provide, neither Schering, the Employer nor any other person shall have any liability or obligation to provide benefits under the Plan after its termination. Upon termination of the Plan, Participants and Beneficiaries shall obtain benefits solely from the Trust Fund.